Exbibit 10.19
                              Amendment No. 1
                                     to
                           Employment Agreement
                                    with
                             Steven H. Rothman

	Amendment No. 1 dated as of September 1, 2001 (this "Amendment") to Agreement dated as of September 1, 1996 (the "Original Agreement') between Micros-to-Mainframes, Inc. (the "Company") and Steven H.
Rothman (the "Employee").


                             W I T N E S S E T H:

	WHEREAS, the Employee is the President and Chief Executive Officer of the Company and has been employed under the Original
Agreement;

	WHEREAS, the parties desire to extend the term of the Original Agreement which expires on September 1, 2001, on the terms and subject to the conditions set forth in this Amendment.

	NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the Company and the Employee do hereby agree as follows:

1.	Term.  Subject to the provisions of Paragraphs 10 and 11 of
        the Original Agreement, the term of Employee's employment shall be extended until September 1, 2002 ("Extended Term").

2.	Compensation and Certain Other Benefits.

       (a)  Fixed Compensation.  The Fixed Compensation of the
            Employee during the Extended Term shall be $265,000 per annum, payable in accordance with the normal payroll practices of the Company.

       (b) Incentive Compensation. The Employee shall be entitled to a cash bonus if pre-tax income for the fiscal year ending March 31, 2002 is at least $400,000, in an amount equal to the sum of

        (i)    $5,000, plus
       (ii) 5% of pre-tax income in excess of $400,000, but not more than $500,000, plus
      (iii)   6% of pre-tax income in excess of $500,000.

In no event shall the amount of the cash bonus exceed 60% of the Employee's Fixed Compensation. As used herein, "pre-tax income" shall mean income before taxes, determined in accordance with generally accepted accounting principles, as calculated in good faith by the Company's chief financial officer, or principal accounting or financial officer, within ninety days after the end of the Company's fiscal year; provided, that pre-tax income shall be computed without giving effect to extraordinary items of income or expense.

      (c) (i) Stock Options. The Company shall grant the Employee a stock option to purchase up to 50,000 shares of common stock at fair market value on the date of grant, which option shall be exercisable for a period of ten years from the date of grant.

      (ii) Automobiles. The Company shall provide Employee with a second automobile, the lease and related costs for which the Employee shall reimburse the Company.

3.	Entire Agreement, Modification and Construction.  Except as
otherwise specifically provided in this Amendment, the terms of the Original Agreement shall remain in full force and effect throughout the Extended Term. The Original Agreement, as modified by this Amendment, contains the entire understanding between the Company and Employee with respect to the subject matter hereof. The terms and conditions of this Amendment may be changed only by an agreement in writing signed by the Company and Employee. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, applicable to contracts made and to be performed therein, without giving effect to the principles thereof relating to conflicts of law.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by a duly authorized officer and the Employee has signed this Amendment as of the day and year first above written.


				MICROS-TO-MAINFRAMES, INC.


                                     s/s Howard Pavony
				By:  ______________________________
				        Name:  Howard Pavony
				        Title:  Chairman of the Board



				EMPLOYEE:


                                     s/s Steven H. Rothman
			        ______________________________
                                         Steven H. Rothman